                                                                  Exhibit 10(af)

                          SUPPLEMENTAL RETIREMENT PLAN

                                       OF

                    MARSH SUPERMARKETS, INC. AND SUBSIDIARIES

                  As Amended and Restated as of January 1, 1997

                                   ARTICLE I.
                                     PURPOSE

1.1 Purpose. The Supplemental Retirement Plan of Marsh Supermarkets, Inc. and Subsidiaries is designed to provide retirement benefits to designated management and highly compensated employees of Marsh Supermarkets, Inc. ("Marsh")or its wholly-owned subsidiaries and their beneficiaries in excess of the benefits payable under the Employees' Pension Plan of Marsh Supermarkets, Inc. and Subsidiaries.

                                  ARTICLE II.
                          DEFINITIONS AND CONSTRUCTION

2.1 Definitions. The following words and phrases used herein shall have the following meanings:

         (a)      Administrator: Marsh Supermarkets, Inc.

         (b) Board of Directors: The Board of Directors of Marsh Supermarkets, Inc.

         (c) Cause: A felony conviction or a failure to contest prosecution of a felony, or willful misconduct or dishonesty, any of which is directly and materially harmful to the business and reputation of the Company.

         (d) Change in Control: The happening of any one of the following events:

                  (1) Marsh shall cease to be a publicly-owned corporation having its outstanding common stock traded in the over-the-counter market or other national exchange; or

                  (2) Any person or entity, including a "group" (as defined in section 13 (d)(3)of the Securities Exchange Act of
                           1934), other than the Company or any benefit plan of the Company, is or becomes the beneficial owner, directly or indirectly, of securities of the Marsh representing 35% or more of the combined voting power of the

                           Marsh's then outstanding securities that may be cast for the election of directors of Marsh; or

                  (3) During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Marsh's shareholders, of each director of Marsh first elected during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of any such period; or

                  (4) The shareholders of the Marsh approve (a) any merger, consolidation or other business combination of Marsh with an other "person", as defined in the Securities Exchange Act of 1934, or any affiliate thereof, other than a merger or consolidation that would result in the outstanding Class A Common Stock of Marsh immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity) at least sixty percent (60%) of the outstanding Class A Common Stock of Marsh or such surviving entity outstanding immediately after such merger or consolidation; (b) a plan of complete liquidation of Marsh; or (c) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all, or substantially all, of the assets of Marsh.

                  Notwithstanding anything contained in this Agreement to the contrary, the Board of Directors may determine that an event otherwise constituting a Change in Control shall not be considered a Change in Control for purposes of this Agreement because such event has been approved by the Board of Directors. Such determination by the Board of Directors shall be effective only if it is made by the Board of Directors prior to the occurrence of the event which would otherwise be a Change in Control or after such event if made by the Board of Directors, a majority of which is composed of the same members as constituted the Board of Directors immediately prior to the event that would otherwise be a Change in Control.

         (e) Company: Marsh Supermarkets, Inc. or any corporation, partnership, limited liability company which is wholly-owned by Marsh or by Marsh and any wholly-owned subsidiary of Marsh.

         (f) Final Average Incentive Compensation: An amount equal to the quotient resulting from dividing the largest aggregate Incentive Compensation received by the

                  Participant for any 48 consecutive months within the 120-month period immediately preceding the Participant's date of termination of employment, divided by 48; provided, however, in the event the Participant was not employed by the Company for at least 48 consecutive months prior to his date of termination of employment, Final Average Incentive Compensation shall equal the aggregate Incentive Compensation received by the Participant for each of the months he was employed prior to termination of employment, divided by the number of months the Participant was employed prior to termination of employment.

         (g) Final Monthly Compensation: The sum of an eligible Participant's (i) annual rate of base salary in effect at the Participant's date of termination of employment divided by 12; and (ii) Final Average Incentive Compensation.

         (h) Incentive Compensation: The aggregate of incentive compensation and executive bonus received by the Participant from the Company during a calendar year. Any bonus or other compensation which could have been received in cash during a particular calendar year but was deferred and subsequently received in cash in a succeeding calendar year shall be included as incentive compensation hereunder for the year in which it is earned.

         (i) Participant: A management or highly compensated employee of the Company who has been designated by the Board of Directors to be encompassed by the Plan.

         (j) Plan: The plan set forth in this instrument as the "Supplemental Retirement Plan of Marsh Supermarkets, Inc. and Subsidiaries", as it may be amended from time to time.

         (k) Potential Change in Control: The happening of any one of the following events:

                  (1) The approval by the shareholders of Marsh of an agreement, the consummation of which would result in a Change in Control; or

                  (2) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or any employee benefit plan of the Company) of securities of Marsh representing 5% or more of the combined voting power of Marsh's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control has occurred for purposes of the Plan.

                  Notwithstanding anything contained in this Agreement to the contrary, the Board of Directors may determine that an event otherwise constituting a Potential Change in Control under clause (1) shall not be considered a Potential Change in Control for purposes of this Agreement because such event has been approved by the Board of Directors. Such determination by the Board of Directors shall be effective only if it is made by the Board of Directors prior to the occurrence of the Change in Control or after such event if made by the Board of Directors, a majority of which is composed of the same members as constituted the Board of Directors immediately prior to the event that would otherwise be a Change in Control.

         (l) Replacement Plan: The portion of the Marsh Deferred Compensation Plan designed to replace the benefits that would have accrued under the Retirement Plan if benefit accruals had not ceased on December 3 1, 1996 (the "Replacement Plan" as described in the summary prepared by Watson Wyatt Company, dated November 11, 1996). The portion of the Marsh Deferred Compensation Plan consisting of the Participant's pre-tax deferrals and the twenty-five percent (25%) Company matching amounts shall be disregarded in determining the value of the benefits from the Replacement Plan.

         (m) Retirement Committee: The Retirement Committee of the Retirement Plan.

         (n) Retirement Plan: The Employees' Pension Plan of Marsh Supermarkets, Inc. and Subsidiaries, as amended and restated as of April 1, 1994, and all amendments and restatements now or hereafter applicable thereto, and in effect immediately prior to a Change in Control or a Potential Change in Control, or immediately prior to the date of termination of the Retirement Plan, which event is the first to occur.

         (p) Supplemental Retirement Benefit: The benefit to which an eligible Participant shall be entitled at Normal Retirement Date pursuant to Section 4.1 of the Plan.

         (q) Accrued Pension, Actuarial Equivalent, Life Only Pension, Normal Retirement Date, Primary Social Security Benefit, Normal Retirement, Early Retirement, Disability Retirement, Vesting Service, and Total Disability: The same meanings as the definitions of those terms in the Retirement Plan.

2.2      Construction and Governing Law.

         (a) Singular words shall include the plural and masculine words shall include the feminine, unless the context indicates a distinction.

         (b) The Plan shall be construed, enforced and administered and the validity determined in accordance with the laws of the State of Indiana.

                                  ARTICLE III.
                            ELIGIBILITY FOR A BENEFIT

3.1 Eligibility. Except as provided for accelerated vesting in the event of a Change in Control pursuant to Section 6.5, a Participant shall be eligible to receive a Supplemental Retirement Benefit only if the Participant's employment with the Company is terminated for any reason other than Cause on or after the later of (i) the date Participant attains age 55 or (ii) the date the Participant has five (5) years of Vesting Service.

                                  ARTICLE IV.
                         SUPPLEMENTAL RETIREMENT BENEFIT

4.1 Amount. The Supplemental Retirement Benefit which a Participant is entitled to receive at his Normal Retirement Date shall be equal to the excess of whichever of the following, (a) or (b), is applicable:

         (a) For a Participant designated prior to December 31, 1996, 50% of Final Monthly Compensation; or

         (b) For a Participant designated after December 31,1996, the sum of (i) 24% of Final Monthly Compensation plus (ii) 2% of Final Monthly Compensation for each year of Vesting Service after the date determined by the Board of Directors in the designation of that employee as a Participant, subject to a maximum limit of 50% of Final Monthly Compensation;

         over the sum of the following amounts (determined as of the date of termination of Participant's employment with the Company):

         (x) the Accrued Pension of the Participant as a Member under the Retirement Plan, payable commencing on Participant's Normal Retirement Date;

         (y) the Primary Social Security Benefit payable commencing on Participant's Normal Retirement Date; and

         (z) the Actuarial Equivalent determined at Participant's Normal Retirement Date of the benefit payable to the Participant from the Replacement Plan.

4.2 Payment. Except as hereinafter specifically provided, payment of the Supplemental Retirement Benefit shall be made in the same manner and subject to the same conditions and Actuarial Equivalent factors as is the Accrued Pension under the Retirement Plan with respect to provisions for Normal Retirement, Early Retirement and Disability Retirement.

4.3 Death Benefit. If a married Participant whose Supplemental Retirement Benefit has not commenced, but who would be eligible to receive such Supplemental Retirement Benefit if his employment with the Company were terminated, should die his spouse, if living, will receive an annuity which is equal to the payments that would have been made under the Joint and 50% Survivorship Supplemental Retirement Benefit hereunder determined as if the Participant had retired with a Joint and 50% Survivor Supplemental Retirement Benefit (determined pursuant to
         Section 4.4) on the date of the Participant's death.

4.4 Option. If a Participant is married on the date that Participant's Supplemental Retirement Benefit is to commence, such benefit shall be paid in the form of a Joint and 50% Survivor Supplemental Retirement Benefit calculated in the same manner as the Qualified Joint and 50% Survivorship Pension under the Retirement Plan, unless the Participant notified the Retirement Committee, in writing within ninety (90) days prior to the date that benefits are to commence, of his election to receive a monthly amount in the form of a Life Only Supplemental Retirement Benefit. The Retirement Committee may, however, in its sole discretion and after considering the needs and circumstances of the Participant, elect to convert the benefit otherwise payable under the Plan to an alternative basis.

                                   ARTICLE V.
                                 ADMINISTRATION

5.1 Administrator and Powers. The Administrator shall delegate responsibility for the day-to-day administration of the Plan to the Retirement Committee. The Retirement Committee shall have all of the power, right, and authority of the Retirement Committee under the Retirement Plan with the same effect as if set forth in full herein with respect to this Plan. Any determination or decision of the Retirement Committee shall be final and conclusive and binding on all persons at any time having or claiming to have any interest whatever under this Plan.

5.2 Claims Procedure. Prior to a Change in Control or Potential Change in Control, the Retirement Committee shall make all determinations as to the right of any person to a benefit under the Plan. Any denial by the Retirement Committee of a claim for benefits under the Plan by a Participant shall be stated in writing by the Retirement Committee and delivered or mailed to the Participant at the last known address of such persons and such notice shall set forth the specific reasons for the denial, written to the best of the Retirement Committee's ability in a manner that may be understood without legal or actuarial counsel. In addition, the Retirement Committee shall afford a reasonable opportunity to any Participant whose claim for benefits has been denied for a review of the decision denying the claim. Prior to a Change in Control or Potential Change in Control, any review made by the Retirement Committee shall be the final review.

                                  ARTICLE VI.
                                  MISCELLANEOUS

6.1 Amendment and Termination. Prior to a Change in Control or a Potential Change in Control, the Company reserves the right to amend or terminate this Plan at any time and from time to time by resolution of the Board of Directors; provided, however, that any amendment or termination of this Plan shall not operate retroactively so as to affect adversely any vested rights to which a Participant, is entitled under the Plan prior to any such action.

6.2 No Alienation of Benefits. A Participant or a spouse of a Participant shall not have the right to assign, alienate or otherwise encumber any benefit payable under the Plan. All benefits payable to an eligible Participant, or his spouse, under the Plan shall be exempt from the claims of creditors of the Participant or his spouse.

6.3 No Enlargement of Employment Rights. Nothing contained in the Plan shall be construed as (i) a contract of employment between the Company and any Participant, (ii) creating any right of a Participant to continue in the employment of the Company, or (iii) a limitation of the right of the Company to discharge any Participant, with or without Cause.

6.4 No Requirement to Fund. Any Supplemental Retirement Benefits shall be payable only out of the general assets of the Company, and, except as otherwise provided in Section 6.5, the Company shall not be required to reserve, or otherwise set aside, funds for the payment of any of the obligations hereunder. In all events, any eligible Participant, or his Beneficiary, shall be deemed a general creditor of the Company.

6.5 Change in Control or Potential Change in Control. In the event of a Change in Control of the Company, a Participant, or his spouse, shall have non-forfeitable rights under the provisions of this Plan as in effect prior to any such event, including entitlement to payments of the Supplemental Retirement Benefits on a deferred basis in the event of subsequent termination of employment prior to attainment of either age 55 or five (5) years of Vesting Service, or both. Upon a Change in Control or a Potential Change in Control or at such other times as the Board of Directors may determine, the Company shall either place assets of the Company in a trust known as the Marsh Supermarkets Supplemental Income Trust (the "Supplemental Trust") or distribute assets to Participants or to trusts or other accounts designated by Participants. The determination as to whether assets are place in the Supplemental Trust or distributed to Participants (or to trusts or other accounts designated by Participants) shall be made by Marsh in its sole discretion. The amount of assets to be placed in the Supplemental Trust or distributed to Participants or to trusts or other accounts designated by Participant in the event of a Change in Control or Potential Change in Control shall be an amount sufficient to provide payment of all benefits and obligations accrued by all Participants and beneficiaries on the date of the Change in Control or Potential Change in Control, as determined by the actuary of the

         Retirement Plan using the assumptions contained in the definitions of Actuarial Equivalent in the Retirement Plan for determining lump sum distributions after July 1, 1997.

6.6 Forfeitures. A Supplemental Retirement Benefit shall not be due or payable in the event an eligible Participant who, prior to a Change in Control or Potential Change in Control under Section 6.5: (i) terminates employment with the Company for the purpose of becoming employed by another business which is then engaged in the supermarket or convenience food store business in the State of Indiana, or (ii) is terminated from employment with the Company for Cause.

6.7 General. Any benefit payable under the Retirement Plan shall be paid solely in accordance with the terms and provisions of the Retirement Plan, and nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Retirement Plan.

         Dated as of the 1st day of January, 1997.



                                       MARSH SUPERMARKETS, INC.



                                       By: /s/ Don E. Marsh
                                          --------------------------------------
                                          Don E. Marsh, President and Chief
                                          Executive Officer


ATTEST: /s/ P. Lawrence Butt
       ---------------------------
       P. Lawrence Butt, Secretary